                                                                   EXHIBIT 4.1
                             STOCK SUBSCRIPTION AGREEMENT

    THIS STOCK SUBSCRIPTION AGREEMENT is entered into as of September 17, 1997, by and between EARTHLINK NETWORK, INC., a Delaware corporation (the "Company"), and the Investor listed on the signature page hereto.

                                       RECITALS

    This Stock Subscription Agreement is entered into in connection with the private placement of shares of the Company's Common Stock to accredited investors. Investor desires to purchase a number of shares of Company's Common Stock in such private offering on the terms and conditions provided herein.

    NOW THEREFORE, in consideration of the above recitals, the obligations and rights set forth below and other valuable and sufficient consideration, the parties agree as follows:

1.  PURCHASE AND SALE OF STOCK.

    1.1. SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties and covenants contained herein, Investor agrees to purchase at the Closing, and the Company agrees to sell and issue to Investor at the Closing, that number of shares of the Company's Common Stock, $.01 par value, set forth opposite Investor's name on the signature page hereto (the "Stock") in exchange for payment by Investor of the aggregate purchase price also set forth thereon (the "Purchase Price"), which shall be equivalent to $10.75 per share of Stock.

    1.2. CLOSING. The purchase and sale of the Stock shall take place at the offices of the Company, on September 17, 1997, or at such other time and place as the Company and Investor agree (the "Closing"). At the Closing, the Company shall deliver to Investor a certificate representing the Stock against delivery to the Company by Investor of the Purchase Price therefor by bank check payable to the Company's order or by wire transfer to such account as the Company shall designate, at the option of such Investor.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Investor, except as set forth on the SCHEDULE OF EXCEPTIONS attached hereto, that:

    2.1. ORGANIZATION GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted as described in the prospectus of the Company, dated January 22, 1997, as supplemented, augmented and revised in the Company's reports and other documents subsequently filed with the Securities and Exchange Commission (the Public Documents"). The Company is duly qualified to transact business in each jurisdiction except where the failure so to qualify would not have a material adverse effect on its business, condition (financial or otherwise) or results of operations (a "Material Adverse Effect").

    2.2. AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of and the performance of all obligations of the Company under this Agreement, and the authorization, issuance (or reservation for issuance) and delivery of the Stock has been taken or will be taken prior to the Closing, and this Agreement constitutes (or will constitute upon execution) the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors' rights generally, and (b) the effect of rules of law governing the availability of equitable remedies.

    2.3. VALID ISSUANCE OF STOCK. The Stock, when issued, sold and delivered in accordance with the terms hereof, will be duly authorized and validly issued, fully paid and nonassessable and, assuming the accuracy of the representations of Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.

    2.4. GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental authority on the part of the Company is required in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby, except for filings under the Blue Sky laws of such states where such filings are required and the filing of a Form D with the Securities and Exchange Commission, which filings have been made or will be timely made, as appropriate.

    2.5. LITIGATION. Except as set forth in the SCHEDULE OF EXCEPTIONS, and except for matters involving claims by individual customers of the Company relating to termination or service interruption that will not, individually or in the aggregate, have a Material Adverse Effect, there is no action, suit proceeding or investigation pending or currently threatened in writing against the Company of any nature whatsoever, including without limitation any action, suit, proceeding, arbitration, claim or investigation which questions the validity of this Agreement or the right of the Company to enter into it or to consummate the transactions contemplated hereby. The foregoing also includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

    2.6. INTELLECTUAL PROPERTY. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes (collectively the "Intellectual Property") necessary for its business as now conducted and as proposed to be conducted as described in the Public Documents without any conflict with, or infringement of, the rights of others. The Company has not received any written communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the Intellectual Property or other proprietary rights of any other person or entity except as set forth in the SCHEDULE OF EXCEPTIONS.

    2.7. COMPLIANCE WITH OTHER INSTRUMENTS. The Company is in compliance with each, and is not in violation, breach or default of any, provision of its Certificate of Incorporation or By-Laws, or any judgment, order, writ, or decree, or any material contract, agreement, instrument or commitment to which it is a party or by which it or its properties is bound, or provision of any statute, rule or regulation applicable to the Company, its assets or its business (except for such violations, breaches or defaults that, individually or in the aggregate, would not have a Material Adverse Effect). The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or breach or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation or any lien, charge or encumbrance upon any assets of the Company except such as would not, individually or in the aggregate, have a Material Adverse Effect.

    2.8. TITLE TO PROPERTY AND ASSETS. The Company has good and marketable title to its material property and assets, free and clear of all mortgages, liens, claims and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases and licenses, the Company is in compliance in all material respects with such leases, enjoys peaceful and undisturbed possession thereunder, and holds a valid interest therein.

    2.9. FINANCIAL STATEMENTS. Contained in the Company's Public Documents are all of the financial statements of the Company required by the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act of 1933, as amended (the "Act") to have been prepared and filed to date (the "Financial Statements"). The Financial Statements (a) have been prepared in accordance with the books and records of the Company, which books and records, in reasonable detail, accurately and fairly reflect the transactions and disposition of assets of the Company, (b) present fairly the financial position of the Company at the date or dates therein indicated and the results of operations for the periods therein specified, and (c) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis through the periods for which the Financial Statements were prepared.

    2.10. TAX RETURNS, PAYMENTS AND ELECTIONS. The Company has timely filed all tax returns and reports as required by law or has received an extension for filing same. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due, except those for which it has a valid extension and those contested by it in good faith which are listed in the SCHEDULE OF EXCEPTIONS. The provision for taxes of the Company as shown in the Financial Statements is adequate for taxes due or accrued as of the dates thereof.

    2.11. INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its material properties that might be damaged or destroyed.

    2.12. DISCLOSURE. The Company has fully provided Investor with all the information which Investor has requested for deciding whether to purchase the Stock and all information which the Company believes is reasonably necessary to enable Investor to make such decision. Neither this Agreement, nor any other agreement, document, certificate or written statement furnished to Investor by or on behalf of the Company in connection with the transactions contemplated hereby (including, without limitation, the Financial Statements and the Public Documents), when read together with all such other documents, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading; except that, with respect to any financial projections submitted to Investor, the Company represents and warrants only that such financial projections were prepared in good faith based on reasonable assumptions and management's good faith estimates as of the date of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF INVESTOR. Investor hereby represents and warrants to the Company that:

    3.1. AUTHORIZATION. Investor has fully power and authority to enter into this Agreement and this Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited to (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating or affecting the enforcement of creditors' rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

    3.2. PURCHASE ENTIRELY FOR OWN ACCOUNT. The Stock to be received by Investor will be acquired for investment for Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same, but subject to the ability of Investor if Investor is a partnership to transfer to its partners, and otherwise to transfer shares to an affiliate (within the meaning of Rule 405 promulgated under the Act) of such Investor.

    3.3. DISCLOSURE OF INFORMATION. Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the

Stock and Investor is satisfied that the Company has provided adequate responsive information to all such Investor questions. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of Investor to rely thereon.

    3.4. INVESTMENT EXPERIENCE. Investor is an experienced investor in securities and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Stock. Investor also represents it is an "accredited investor" within the meaning of Rule 501(a) promulgated under the Act.

    3.5. RESTRICTED SECURITIES. Investor understands that the shares of Stock it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold without registration under the Act and applicable state securities laws, except in certain limited circumstances. In this connection, Investor represents that it is familiar with Rule 144 under the Act, and understands the resale limitations imposed thereby and by the Act. Notwithstanding the foregoing, Investor understands that the Company's obligation with respect to the registration of the securities sold hereunder is as set forth in the Registration Rights Agreement described in Section 4.5 hereof.

    3.6. FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Stock unless and until:

         (a) There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

         (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and (ii) Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Act.

    3.7. LEGENDS. It is understood that the certificates evidencing the Stock (and the Common Stock issuable upon conversion or exercise thereof) may bear the following legend as well as any other legends as may be required by applicable law:

    "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

    3.8. ACCURACY OF CERTAIN INFORMATION. The state or country of Investor's residence or principal office, as appropriate, is accurately reflected on the signature page hereto.

4. CONDITIONS OF INVESTOR'S OBLIGATIONS AT CLOSING. The obligations of Investor under Section 1 of this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, the waiver of which shall not be effective against any Investor who does not consent in writing thereto:

    4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in this Agreement shall be true on and as of the Closing in all material respects with the same effect as though such representations and warranties had been made on and as of the date of Closing.

    4.2. PERFORMANCE. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

    4.3. COMPLIANCE CERTIFICATE. If the Closing does not occur simultaneously with the execution of this Agreement, the President of the Company shall deliver to Investor at the Closing an accurate certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled and stating that the representations and warranties of the Company are true and correct on the date of Closing as if made on the date of Closing.

    4.4. BLUE SKY COMPLIANCE. The Company shall have complied with all requirements of federal and state securities or "blue sky" laws with respect to the issuance of the Stock to Investor hereunder.

    4.5. REGISTRATION RIGHTS AGREEMENT. In the event Investor is not already a party to the Company's Registration Rights Agreement, the Company shall have taken such action as is necessary to cause Investor to be a party thereto.

5. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to Investor under this Agreement are subject to the fulfillment or waiver, on or before the Closing, of each of the following conditions by each Investor:

    5.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Investor contained in this Agreement are true and correct in all material respects as of the Closing as if made on and as of the date of such Closing.

    5.2. PAYMENT OF PURCHASE PRICE. Investor shall have delivered to the Company, in the aggregate, the Purchase Price for the Stock.

    5.3. REGISTRATION RIGHTS AGREEMENT. Investor shall have become a party to the Registration Rights Agreement if not already a party.

6.  COVENANTS OF THE COMPANY.

    6.1. DELIVERY OF PUBLIC DOCUMENTS. The Company shall deliver to Investor a copy of the Company's Forms 10-Q, 10-K, Annual Report to Stockholders and Proxy Statements within thirty (30) days of the filing of each with the Securities and Exchange Commission and such other information relating to the financial condition, business, prospects or corporate affairs of the Company as Investor may from time to time reasonably request; provided, however, that the Company shall not be obligated to provide any information which it reasonably considers to be a trade secret, the disclosure of which the Company reasonably believes may adversely affect its business; and shall not be obligated to provide any "material non-public information," as such term is commonly understood.

    6.2. OTHER AFFIRMATIVE COVENANTS. Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will perform and observe, and cause each of its subsidiaries in existence from time to time to observe and perform, the following covenants and provisions:

         (a) PAYMENT OF TAXES AND TRADE DEBT. Pay and discharge all taxes, assessments and government charges or levies imposed upon it or upon its income, profits or business, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the Company, provided that the Company shall not be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by appropriate proceedings if the Company shall have set aside on its books sufficient reserves (segregated to the extent required by generally accepted accounting principles), if any, with respect thereto, and pay, when due, or in conformity with customary trade terms, all lease obligations, all trade debt, and all other indebtedness incident to the operations of the Company, except such as are being contested in good faith and by proper proceedings if the Company shall have set aside on its books sufficient reserves (segregated to the extent required by generally accepted accounting principles), if any, with respect thereto.

         (b) MAINTENANCE OF INSURANCE. Maintain insurance with responsible and reputable insurance companies or associates in such amounts and covering such risks as is customarily carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company operates.

         (c) PRESERVATION OF CORPORATE EXISTENCE. Preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties; and preserve and maintain all licenses and other rights to use Intellectual Property owned or possessed by it and deemed by the Company to be necessary or useful to the conduct of its business; provided, however, that nothing herein shall be construed to prevent the Company from ceasing or omitting to exercise any rights, powers, privileges or franchises that in the reasonable judgment of its Board of Directors can no longer be exercised in its best interests.

         (d) COMPLIANCE WITH LAWS. Comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority.

         (e) KEEPING OF RECORDS AND BOOKS OF ACCOUNT. Keep adequate records and books of account in which complete entries will be made in accordance with generally accepted accounting principles consistently applied, reflecting all financial transactions of the Company and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

         (f) MAINTENANCE OF PROPERTIES. Maintain and preserve all of its material properties and assets, necessary or useful in the proper conduct of its business, in good repair, working order and condition, ordinary wear and tear excepted.

7.  MISCELLANEOUS.

    7.1. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

    7.2. GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into and to be performed entirely within California.

    7.3. COUNTERPARTS. This Agreement may be executed in tow or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    7.4. NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate (in the case of Investor, upon ten days' advance written notice to the Company, in the case of the Company upon ten days' advance notice to the Investor), and shall be deemed to have been duly delivered (1) when delivered by hand, if personally delivered, (b) if sent by mail to a party whose address is in the same country as the sender, three days after being deposited in the mail, postage prepaid, (c) if sent by facsimile transmission on a Business Day, on the next Business Day following the day on which receipt is acknowledged, (d) if sent by a recognized commercial delivery service that guarantees delivery on the following Business Day with respect to such notice (e.g., Federal Express, United Parcel Service) on the Business Day following delivery to such service and (e) if sent by recognized international courier, freight prepaid, with a copy sent by a telecopier, to a party whose address is not in the same country as the sender, three Business Days after the later of (i) being telecopies and (ii) delivery to such courier. As used herein, the term "Business Day" means any day other than a Saturday, Sunday, or a day on which banks in the State of California are required or permitted to close.

    7.5. FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Investor agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Investor or any of its officers, partners, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses or defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

    7.6. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this Section shall be binding upon Investor.

    7.7. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the

Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

    IN WITNESS WHEREOF, the undersigned have executed, or caused to be executed on their behalf by an agent thereunto duly authorized, this Stock Subscription Agreement as of the date first above written.

The Company:                           EARTHLINK NETWORK, INC.



                                       /s/ Charles G. Betty
                                       ---------------------------------------
                                       Charles G. Betty, President
                                       Chief Executive Officer

                                       Address:
                                       3100 New York Drive
                                       Pasadena, CA  91107


Investor:
                                       ---------------------------------------
                                       Printed Name


                                       ---------------------------------------
                                       Signature

                                       ---------------------------------------
                                       Title of Signatory if Investor is Other
                                       than a Natural Person

                                       Address:

                                       ---------------------------------------

                                       ---------------------------------------

                                       ---------------------------------------


                                       Shares of Stock:  _______________ shares
                                       Total Purchase Price:$__________________

                            EARTHLINK NETWORK, INC.





                            Schedule of Exceptions
                                      to
                         Stock Subscription Agreement
                              September 17, 1997

SECTION 2.5 (LITIGATION)

SAID YOMTOBIAN V. EARTHLINK NETWORK, INC. AND JOEL FELIX

Nature: The plaintiff, a customer of EarthLink, claims that he was overbilled. Specifically, he claims that EarthLink's salesman, Joel Felix, quoted a different price structure than that actually charged him for EarthLink's services.

Amount: The plaintiff has demanded $25,000, the maximum jurisdictional amount allowed in California municipal court ("small claims court"). The actual difference between the amount he was billed and the amount he claims he should have been billed is only a few hundred dollars.

Plan: Settle if possible for a few hundred dollars as a nuisance value. Defend vigorously if he remains unreasonable.

SHARF, WOODWARD & ASSOCIATES, INC. V. EARTHLINK NETWORK, INC. AND MICHAEL IHDE

Nature: The plaintiff, a personnel placement company contracted with by EarthLink to locate and recruit a particular type of engineering employee needed by EarthLink, has sued claiming that EarthLink hired the employee provided by plaintiff, but has refused to pay for plaintiff's services. EarthLink claims that immediately upon hiring the employee, it discovered that he could not legally be employed by EarthLink due to visa and citizenship issues. Accordingly, EarthLink claims that the plaintiff is not entitled to compensation under the contract. The plaintiff complains that the employee is now indirectly performing related services for EarthLink as an employee of a contractor of EarthLink.

Amount: The plaintiff has claimed damages of "at least $20,000." The amount due under the contract for the proper provision of an employee in this instance was about $14,000. The plaintiff has indicated that it plans to advance a novel theory of compensation due and claim $30,000. The contract also includes an attorneys' fees clause.

Plan: Settle, if possible, due to expected cost of defense and possibility of adverse result for some figure less that $10,000. Defend vigorously if plaintiff is not amenable to such a settlement.

BDT PRODUCTS, INC. V. EARTHLINK NETWORK, INC.

Nature: EarthLink is a defendant in a trademark infringement action pending in the United States District Court for the Central District of California. In that case, BDT Products, Inc. and its parent have alleged that EarthLink's use of "BDT" as part of its Internet domain name (and in certain other ways) infringes their rights under federal and state laws.

Plan: EarthLink has defended the case vigorously and the parties have reached an agreement in principal to settle the case on terms that will allow EarthLink to continue using "BDT" as part of its domain name, but not as a trademark, trade name, service mark, or in any other manner. BDT Products shall refrain from using "BDT" alone as part of its domain name, but may continue to use it as a trademark, trade name, service mark, or in any other manner. EarthLink has executed the settlement papers and expects that the case will be dismissed with prejudice in the near future.

SECTION 2.6 (INTELLECTUAL PROPERTY)

BDT PRODUCTS, INC. V. EARTHLINK NETWORK, INC.

Nature: EarthLink is a defendant in a trademark infringement action pending in the United States District Court for the Central District of California. In that case, BDT Products, Inc. and its parent have alleged that EarthLink's use of "BDT" as part of its Internet domain name (and in certain other ways) infringes their rights under federal and state laws.

Plan: EarthLink has defended the case vigorously and the parties have reached an agreement in principal to settle the case on terms that will allow EarthLink to continue using "BDT" as part of its domain name, but not as a trademark, trade name, service mark, or in any other manner. BDT Products shall refrain from using "BDT" alone as part of its domain name, but may continue to use it as a trademark, trade name, service mark, or in any other
manner.    EarthLink has executed the settlement papers and expects that the case will be dismissed with prejudice in the near future.